as of February 28, 2008

Each of the Borrowers listed

  on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	Seventh Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust, Columbia Funds Master Investment Trust, LLC, Columbia Funds Variable Insurance Trust I, Columbia Funds Series Trust I, Columbia Funds Institutional Trust, Columbia Funds Variable Insurance Trust, Banc of America Funds Trust, Excelsior Funds, Inc., Excelsior Funds Trust, and Excelsior Tax-Exempt Funds, Inc. (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached hereto, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000 dated September 17, 2007 executed by the Borrowers in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make changes to the Uncommitted Line as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of the Funds, and the Bank hereby agree as follows:

I.	Amendments to Loan Agreement

1. The Borrowers have requested, and the Bank has agreed, to the addition of Columbia Large Cap Core Fund, Columbia Marsico Focused Equities Fund, Columbia Small Cap Growth Fund II and Columbia High Income Fund (the “New Funds”), each a series of Columbia Funds Series Trust, to the terms of the Loan Agreement and Note as Funds thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the date hereof, the New Funds are and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the New Funds had been a “Fund” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to be references to each of the New Funds.

2. The Borrowers and the Bank agree that each of Columbia High Income Master Portfolio, Columbia Large Cap Core Master Portfolio, Columbia Marsico Focused Equities Master Portfolio and Columbia Small Cap Growth Master Portfolio, a series of Columbia Funds Master Investment Trust, LLC, is terminated as a “Fund” for all purposes under the Loan Agreement and Note.

3. The Appendix I to the Loan Agreement and Note are hereby deleted in their entirety and the Appendix I attached hereto is substituted in each instance therefore to reflect the changes described in paragraphs 1 and 2 above.

4. Section II(5) of the Loan Agreement is hereby amended by restating the second sentence thereof to read in its entirety as follows:

Notices to the Bank shall be given to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or if by overnight courier service, to State Street Bank and Trust Company, 4 Copley Place, 5th Floor, Boston, MA 02116, in either case to the attention of: Christopher Ducar, Vice President, or Mutual Fund Lending Department Head, and notices to the Borrower shall be deemed to have been given if given at the Agreement, or via facsimile at (617) 585-4065 in either case to the attention of: Michael Clarke.

5. The Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is hereby substituted therefor.

II.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Funds), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of such Borrower’s representations and warranties contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust, Articles of Incorporation or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) assuming due authorization, execution and delivery by the Bank, each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank]

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Vice President

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

BANC OF AMERICA FUNDS TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST I, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS, INC., on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Vice Chairman

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia High Income Fund

Columbia Large Cap Core Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Growth Fund II

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC, on behalf of:

Columbia International Value Master Portfolio

Columbia Marsico Growth Master Portfolio

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of:

Columbia High Yield Fund, Variable Series

Columbia Marsico 21st Century Fund, Variable Series

Columbia Marsico Focused Equities Fund, Variable Series

Columbia Marsico Growth Fund, Variable Series

Columbia Marsico International Opportunities Fund, Variable Series

Columbia Mid Cap Growth Fund, Variable Series

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio

COLUMBIA FUNDS SERIES TRUST I, on behalf of:

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia California Tax Exempt Fund

Columbia Common Stock Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High-Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Stock Fund

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid-Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

2

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia World Equity Fund

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of:

CMG Core Bond Fund

CMG Enhanced S&P 500 Index Fund

CMG High Yield Fund

CMG International Stock Fund

CMG Large Cap Growth Fund

CMG Large Cap Value Fund

CMG Mid Cap Growth Fund

CMG Mid Cap Value Fund

CMG Short Term Bond Fund

CMG Small Cap Growth Fund

CMG Small Cap Value Fund

CMG Small/Mid Cap Fund

CMG Strategic Equity Fund

CMG Ultra Short Term Bond Fund

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of:

Columbia Small Cap Value Fund, Variable Series

Columbia Strategic Income Fund, Variable Series

Columbia International Fund, Variable Series

Columbia Large Cap Value Fund, Variable Series

Columbia S&P 500 Index Fund, Variable Series

Columbia Mid Cap Value Fund, Variable Series

Columbia Asset Allocation Fund, Variable Series

Columbia Federal Securities Fund, Variable Series

Columbia Small Company Growth Fund, Variable Series

Columbia Large Cap Growth Fund, Variable Series

Columbia Money Market Fund, Variable Series

3

EXCELSIOR FUNDS, INC., on behalf of:

Excelsior Blended Equity Fund

Excelsior Core Bond Fund

Excelsior Emerging Markets Fund

Excelsior Energy & Natural Resources Fund

Excelsior Intermediate-Term Bond Fund

Excelsior International Fund

Excelsior Large Cap Growth Fund

Excelsior Pacific/Asia Fund

Excelsior Real Estate Fund

Excelsior Short-Term Government Securities Fund

Excelsior Small Cap Fund

Excelsior Value & Restructuring Fund

EXCELSIOR FUNDS TRUST, on behalf of:

Excelsior Equity Income Fund

Excelsior Equity Opportunities Fund

Excelsior High Yield Fund

Excelsior International Equity Fund

Excelsior Mid Cap Value & Restructuring Fund

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of:

Excelsior California Short-Intermediate Term Tax-Exempt Income Fund

Excelsior Intermediate-Term Tax-Exempt Fund

Excelsior Long-Term Tax-Exempt Fund

Excelsior New York Intermediate-Term Tax-Exempt Fund

Excelsior Short-Term Tax-Exempt Securities Fund

4

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-937-8806 or 617-937-8808; fax 617-988-6677

FROM:	[BORROWER] on behalf of [FUND]
(Fund # ) (DDA # )

In connection with the letter agreement dated September 19, 2005 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $                    . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred and is continuing under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct in all material respects on and as of the date hereof.

4.	Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i)	Total Assets of the Fund	$

	(ii)	Total Liabilities (excluding Indebtedness for borrowed money) of the Fund	$

	(iii)	without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$

	(iv)	item (a)(i) less item (a)(ii) less item (a)(iii)		$

(b)		33-1/3% of item (a)(iv)		$

(c)	(i)	Beginning Loan Balance:	$

	(ii)	Paydown Amount (if any):	$

	(iii)	Requested Loan (if any)	$

	(iv)	Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d)	The aggregate outstanding principal amount of Indebtedness of the Fund other than the Loans as of the date hereof:

	(i)	Interfund Loans	$

	(ii)	Syndicated Facility loans	$

	(iii)	other Indebtedness	$

	(iv)	Total		$

(e)	Total Indebtedness ((c)(iv) plus (d(iv))):			$

6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

7.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

8.	The requesting Fund identified above does not currently have any Interfund Loans made by such Fund as a lender that remain outstanding on the date hereof.

9.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date:

2